Exhibit 10.3

SELF-STORAGE SECURITISATION B.V.

as Issuer

CITICORP TRUSTEE COMPANY LIMITED

as Trustee

CITIBANK, N.A.

as Principal Paying Agent

CITIBANK, N.A.

as Agent Bank

and

CITIBANK INTERNATIONAL PLC

as Irish Paying Agent

AGENCY AGREEMENT

in relation to

€325,000,000 Class A Secured Floating Rate Notes due 2014

€40,000,000 Class B Secured Floating Rate Notes due 2014

€50,000,000 Class C Secured Floating Rate Notes due 2014

THIS AGENCY AGREEMENT is made on 15 October 2004

BETWEEN:

(1)	SELF-STORAGE SECURITISATION B.V. (registered number 34210837) whose registered office is at Parnassustoren, Locatellikade 1, 1076 AZ Amsterdam, The Netherlands (the “Issuer”);

(2)	CITICORP TRUSTEE COMPANY LIMITED (registered number 00235914) whose registered office is at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (the “Trustee”);

(3)	CITIBANK, N.A. (registered number FC001835) acting through its office at 5 Carmelite Street, London EC4Y 0PA acting in its capacity as principal paying agent for the Notes (the “Principal Paying Agent”);

(4)	CITIBANK, N.A. (registered number FC001835) acting through its office at 5 Carmelite Street, London EC4Y 0PA acting in its capacity as reference agent for the Notes (the “Agent Bank”); and

(5)	CITIBANK INTERNATIONAL PLC acting through its office at 1 North Wall Quay, Dublin 1, Ireland (the “Irish Paying Agent” and, together with the Principal Paying Agent and any further Paying Agent appointed pursuant to this Agreement, the “Paying Agents”).

INTRODUCTION:

(A)	The Notes are constituted by, are subject to and have the benefit of the Trust Deed. The expression “Notes” shall include, unless the context otherwise requires, any Further Notes and New Notes issued pursuant to the Conditions.

(B)	The Notes will be represented initially by the Class A Temporary Global Note, the Class B Temporary Global Note, and the Class C Temporary Global Note, respectively, each without Coupons or Talons and each of which will be delivered on or about the Closing Date to the Common Depositary on behalf of Clearstream and Euroclear. Interests in such Temporary Primary Global Notes will be exchangeable in whole or in part for interests in, respectively, the Class A Permanent Global Note, the Class B Permanent Global Note and the Class C Permanent Global Note, not earlier than 40 days after the Closing Date provided certification of non-U.S. beneficial ownership by the Noteholders has been received by the Principal Paying Agent on behalf of the Issuer, which will also be deposited with the Common Depositary. Definitive Notes with Interest Coupons and, if appropriate, Talon(s) for further Coupons attached will be issuable in limited circumstances only in accordance with the provisions of the Trust Deed.

(C)	The Notes issued by the Issuer will be secured pursuant to the Issuer Deed of Charge.

(D)	The parties to this Agreement wish to record certain arrangements which they have made in respect of the Notes, namely that the Issuer wishes to appoint the Principal Paying Agent as its principal paying agent, the Agent Bank as its reference agent and the Irish Paying Agent as its Irish paying agent in respect of the Notes and has entered into this Agreement to provide for the terms and conditions of such appointments.

IT IS AGREED as follows:

1.	INTERPRETATION

Unless otherwise defined in this Agreement or the context requires otherwise, words and expressions used in this Agreement have the meanings and constructions ascribed to them in the Master Framework Agreement which is dated on or about the date of this Agreement and made between, inter alios, the Issuer and the Trustee.

2.	ISSUER COMMON TERMS

2.1	Incorporation of Issuer Common Terms

Except as provided below, the Issuer Common Terms apply to this Agreement, where applicable, and shall be binding on the parties to this Agreement as if set out in full in this Agreement.

2.2	Amendment to Issuer Common Terms

The Issuer Common Terms are, for the purposes of this Agreement, amended as follows:

2.2.1	Paragraph 1 (Further Assurance) of the Issuer Common Terms applies to this Agreement as if set out in full in this Agreement, and as if the Issuer were the Obligor and each of the other parties hereto were an Obligee for the purposes of such Paragraph; and

2.2.2	Paragraph 24 (Costs) of the Issuer Common Terms shall not apply to this Agreement.

2.3	Conflict with Issuer Common Terms

If there is any conflict between the provisions of the Issuer Common Terms and the provisions of this Agreement, the provisions of this Agreement shall prevail provided that if a provision of this Agreement relating to VAT is inconsistent with the provisions of Paragraph 22 (Value Added Tax) of the Issuer Common Terms, the provisions of Paragraph 22 (Value Added Tax) of the Issuer Common Terms shall prevail.

2.4	Trust Deed Paramount

Where, under this Agreement, the Trustee is entitled or required to exercise any of its powers, trusts, authorities, duties and discretions pursuant to this Agreement, such exercise will be subject to the provisions of the Trust Deed.

3.	APPOINTMENT OF AGENTS

The Issuer and, for the purposes of Clause 8 (Trustee’s Requirements Regarding Agents) only, the Trustee hereby appoints, and the Principal Paying Agent, the Agent Bank and the Irish Paying Agent, as the case may be, hereby accept the appointment of, on the terms and subject to the provisions of this Agreement:

(a)	the Principal Paying Agent as principal paying agent in respect of the Notes;

(b)	the Agent Bank as reference agent for the purpose of determining the interest payable in respect of the Notes; and

(c)	the Irish Paying Agent as Irish paying agent in respect of the Notes,

in each case acting at its office specified above.

4.	AUTHENTICATION AND DELIVERY OF SECURITIES

4.1	Permanent Global Notes

The Issuer undertakes that the unauthenticated Permanent Global Notes (duly executed manually or in facsimile by the Issuer) will be made available to or to the order of the Principal Paying Agent not later than 10 days before the Exchange Date for exchange by the Principal Paying Agent for interests held in the Temporary Global Notes in accordance with the terms of the Temporary Global Notes.

4.2	Authentication

The Issuer authorises and instructs the Principal Paying Agent to authenticate manually the Temporary Global Notes, the Permanent Global Notes, each Definitive Note and each replacement Definitive Note. Subject to receipt by the Principal Paying Agent of the unauthenticated, executed Permanent Global Note, the Principal Paying Agent shall, against presentation or (as the case may be) surrender to it of the related Temporary Global Note and in accordance with the terms thereof, authenticate and deliver to the bearer of such Temporary Global Note, the related Permanent Global Note in the aggregate principal amount required by the terms of the Temporary Global Note or, if the Permanent Global Note has already been issued in exchange for part only of the Temporary Global Note, procure that such aggregate principal amount is noted in the schedule to the Permanent Global Note and procure the signature of such notation on its behalf. Subject to receipt by the Principal Paying Agent of executed, unauthenticated Definitive Notes, the Principal Paying Agent shall, against presentation or (as the case may be) surrender to it of a Permanent Global Note, authenticate and deliver the related Definitive Notes in the required aggregate principal amount to the bearer of such Permanent Global Note.

4.3	Exchange

Following the exchange of the last interest in each Temporary Global Note, the Principal Paying Agent shall cause such Temporary Global Note to be cancelled and delivered to the Issuer or as the Issuer may direct. The Principal Paying Agent shall cancel or procure the cancellation of each Permanent Global Note when and if it has made full exchange thereof for Definitive Notes.

4.4	Definitive Notes

If the Issuer is required to deliver Definitive Notes pursuant to Clause 3.6 (Issue of Definitive Notes) of the Trust Deed and the terms of a Permanent Global Note, the Issuer shall arrange for the appropriate aggregate principal amount of executed, unauthenticated Definitive Notes to be made available to or to the order of the Principal Paying Agent as soon as practicable and in any event no later than the date specified in Clause 3.6 (Issue of Definitive Notes) of the Trust Deed, provided that each Definitive Note will only have attached to it such Coupons and Talons as will ensure that neither loss nor gain of principal or interest shall accrue to the holder thereof.

4.5	New Notes and Further Notes

Subject to and in accordance with the terms of the Trust Deed the Issuer shall be at liberty from time to time to create and issue New Notes and Further Notes. Any such issue will be subject to and have the benefit of the Trust Deed and be secured pursuant to the Issuer Deed of Charge. Such issue of New Notes or Further Notes and any temporary global note, permanent global note or definitive notes in respect of such issue will be subject to the provisions of this Agreement and each of the parties to this Agreement agrees to make any consequential amendments necessary (if at all) to this Agreement in respect of such issue.

5.	PAYMENT TO THE PRINCIPAL PAYING AGENT

5.1	Amount for Principal and/or Interest

The Issuer shall, not later than 1:00 pm (London time) on the date on which any payment of principal, premium (if any) and/or interest in respect of any of the Notes becomes due and payable in accordance with the Conditions, transfer to an account specified by the Principal Paying Agent such amount of euros as shall be sufficient for the purposes of such payment of principal, premium (if any) and/or interest in respect of the Notes in immediately available funds or in such funds and at such times, on the relevant due date (and, if such day is not a business day, the next business day), as may be determined by the Principal Paying Agent to be customary for the settlement of similar transactions.

5.2	Confirmation

The Issuer shall ensure that, not later than 3.00 p.m. on the Business Day immediately preceding the date on which any payment is to be made to the Principal Paying Agent pursuant to Clause 5.1 (Amount for Principal and/or Interest), the Principal Paying Agent and the Trustee receive confirmation from the Issuer (or the Cash Administrator acting on the Issuer’s behalf) or, as applicable, the Interest Rate Swap Counterparty that irrevocable payment instructions have been given to the bank through which the payment is to be made.

5.3	Notice of Amounts to be Applied

The Issuer (or the Cash Administrator acting on the Issuer’s behalf) shall ensure that, not later than 3.00 p.m. on the second Business Day immediately preceding the date on which any payment is to be made to the Principal Paying Agent pursuant to Clause 5.1 (Amount for Principal and/or Interest), the Principal Paying Agent and the Trustee shall receive a notice setting out the amounts of principal and/or interest to be applied in respect of each Class of Notes on the relevant due date and giving notice of any deferral of interest or principal on any Class of Notes and of any payment previously deferred that is to be made.

6.	NOTIFICATION OF NON-PAYMENT BY THE ISSUER

6.1	Non-Payment

The Principal Paying Agent shall notify each of the other Paying Agents, the Trustee and the Issuer forthwith:

6.1.1	if it has not by the relevant date specified in Clause 5.1 (Amount for Principal and/or Interest), received unconditionally the full amount in euros required for the payment; and

6.1.2	if it receives unconditionally the full amount of any sum due in respect of the Notes after the relevant date specified in Clause 5.1 (Amount for Principal and/or Interest).

The Principal Paying Agent shall, at the expense of the Issuer, forthwith upon receipt of any amount as described in sub-paragraph 6.1.2, cause notice of that receipt to be provided or published in accordance with Condition 17 (Notices to Noteholders).

6.2	No Obligation

Each Paying Agent shall not be obliged (but shall be entitled) to make payments of principal or interest in respect of the Notes, if:

6.2.1	in the case of the Principal Paying Agent, it has not received the full amount in euros required for the payment of principal and interest in respect of the Notes on the relevant due date; and

6.2.2	in the case of any other Paying Agent, it is not able to establish that the Principal Paying Agent has received (whether or not at the due time) the full amount of any payment due to it under Clause 5.1 (Amount for Principal and/or Interest).

7.	DUTIES OF THE PAYING AGENTS

7.1	Payment on Behalf of the Issuer

Subject to the payments to the Principal Paying Agent provided for by Clause 5 (Payment to the Principal Paying Agent) being duly made and subject to the provisions of Clause 8 (Trustee’s Requirements Regarding Agents) and, in the case of a Temporary Global Note, provided that certification of non-U.S. beneficial ownership has previously been received with respect to the Notes from the Noteholders (in the form set out in the relevant Temporary Global Note), the Paying Agents shall act as paying agents of the Issuer in respect of the Notes and pay or cause to be paid, on behalf of the Issuer, on each date on which any payment becomes due and payable, the amounts of principal, premium (if any) and/or interest then payable in respect of the Notes under the Conditions and this Agreement. Payments of principal, premium (if any) and interest in respect of the Notes will be made in euro against, in the case of Definitive Notes, surrender of the Definitive Notes and Coupons at any Specified Office of any Paying Agent. If any payment provided for by Clause 5 (Payment to the Principal Paying Agent) is made late but otherwise under the terms of this Agreement, the Paying Agents shall nevertheless act as paying agents.

7.2	Default by Issuer

If default is made by the Issuer in respect of any payment, unless and until the full amount of payment has been made under the terms of this Agreement and the Conditions or other arrangements satisfactory to the Principal Paying Agent have been made, the Paying Agents shall not be bound to act as paying agents except to the extent that the Principal Paying Agent is making payment on the date on which the relevant payment becomes due and payable.

7.3	Reimbursement by Issuer

If a Paying Agent pays out on or after the due date therefor, or becomes liable to pay out, funds on the assumption that the corresponding payment by the Issuer has been or will be made and such payment has, in fact, not been so made by the Issuer, then the Issuer shall, on demand, reimburse the Principal Paying Agent (for the account of such Paying Agent) for the relevant amount, and pay interest to the Principal Paying Agent on such amount from the date on which it is paid out to the date of reimbursement at a rate per annum equal to the cost to the relevant Paying Agent of funding the amount paid out, as certified by the relevant Paying Agent and expressed as a rate per annum.

8.	TRUSTEE’S REQUIREMENTS REGARDING AGENTS

At any time after a Note Event of Default shall have occurred, the Trustee may:

(a)	by notice in writing to the Issuer and the Paying Agents, require the Paying Agents pursuant to this Agreement:

(i)	to act thereafter as Paying Agents of the Trustee in relation to payments to be made by or on behalf of the Trustee under the provisions of the Trust Deed mutatis mutandis on the terms provided in this Agreement (save that the Trustee’s liability under any provision hereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Paying Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of the Trust Deed in relation to the Notes available for application in accordance with the Issuer Deed of Charge) and thereafter to hold, if applicable, all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons on behalf of the Trustee;

(ii)	to deliver up, if applicable, all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the relevant (if more than one) Paying Agent is obliged not to release by any law or regulation; and

(iii)	to make such payments to Noteholders on such dates and at such place as the Trustee may require under the Issuer Deed of Charge, but otherwise subject to the terms of this Agreement;

(b)	by notice in writing to the Issuer and the Agent Bank, require the Agent Bank, pursuant to this Agreement, to act thereafter as Agent Bank of the Trustee in relation to calculations and determinations to be made by or on behalf of the Trustee under the provisions of the Trust Deed mutatis mutandis on the terms provided in this Agreement (save that the Trustee’s liability under any provision hereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agent Bank shall be limited to the amounts for the time being held by the Trustee on the trusts of the Trust Deed in relation to the Notes) and thereafter to hold, if applicable, all Notes and Coupons and all sums, documents and records held by it in respect of Notes and Coupons on behalf of the Trustee; and

(c)	by notice in writing to the Issuer, require it to apply all subsequent amounts of principal and/or interest in respect of the Notes and/or Coupons to, or to the order of, the Trustee and not to the Principal Paying Agent.

9.	REIMBURSEMENT OF THE PAYING AGENTS

The Principal Paying Agent shall debit the account referred to in Clause 5.1 (Amount for Principal and/or Interest) with all payments made by it under this Agreement and will credit or transfer to the respective accounts of the other Paying Agents (if any have been properly appointed at that date) the amount of all payments made by them under the Conditions immediately upon notification from them of such payments, subject in each case to any applicable laws or regulations.

10.	DETERMINATION AND NOTIFICATION OF RATES OF INTEREST, NOTE INTEREST AMOUNTS AND NOTE PAYMENT DATES

10.1	Determination by Agent Bank

The Agent Bank shall determine the Interest Rates, the Note Interest Amounts and the relevant Note Payment Date, all subject to and in accordance with the Conditions.

10.2	Reference Banks

The Issuer undertakes that, for so long as it is required to do so in accordance with the Trust Deed and the Conditions, it shall use all reasonable endeavours to ensure that there shall at all times be four Reference Banks.

10.3	Change in Reference Banks

Forthwith upon any change in the identity of any of the Reference Banks, the Issuer shall notify the Agent Bank, the Trustee and the Principal Paying Agent of such change. The Agent Bank and the Trustee shall be entitled to assume that the Reference Banks are those named in the Conditions unless the Agent Bank and the Trustee have received notification of any modifications.

10.4	Failure by Reference Banks

Neither the Agent Bank nor the Trustee shall be responsible to the Issuer or any third party for any failure of the Reference Banks to fulfil their duties or meet their obligations as Reference Banks or for the Agent Bank or the Trustee having acted on any certificate (except in the event of gross negligence, wilful default or fraud) given by any Reference Bank, which subsequently may be found to be incorrect.

10.5	Notification of Determination

The Agent Bank shall notify the Issuer, the Cash Administrator, the Trustee, the Principal Paying Agent and (so long as the Notes are admitted to listing on the Stock Exchange) the Stock Exchange of each Interest Rate, Note Interest Amounts and Note Payment Date as soon as practicable after the determination thereof.

10.6	Notification by Principal Paying Agent

Whilst the Notes continue to be represented by Global Notes, the Principal Paying Agent shall use its reasonable endeavours to cause each Interest Rate, Note Interest Amounts and Note Payment Date to be notified to the other Paying Agents (if any have been properly appointed at that date), Euroclear and Clearstream as soon as possible and (in respect of Euroclear and Clearstream only) in any event not later than two Business Days after the date of the commencement of the relevant Interest Period.

10.7	Publication of Floating Interest Rate, Note Interest Amounts and Note Payment Date

If Definitive Notes are issued by the Issuer and authenticated, the Agent Bank shall use all reasonable endeavours to cause each Interest Rate, Note Interest Amounts and Note Payment Date to be published in accordance with Condition 6(e) (Publication of Interest Rates, Interest Amounts and other Notices) as soon as possible and in any event not later than two Business Days after the date of the commencement of the relevant Interest Period.

10.8	Failure to Make Determination

If the Agent Bank does not at any material time for any reason determine and/or publish the Interest Rate and/or Note Interest Amounts and/or Note Payment Date in respect of any Interest Period as provided in this Clause 10, it shall forthwith notify the Issuer, the Trustee and the Principal Paying Agent of such fact.

11.	NOTICE OF ANY WITHHOLDING OR DEDUCTION

If the Issuer or any Paying Agent is required by law to withhold or deduct any amount for or on account of any Tax from any payment in respect of the Notes as contemplated by Condition 9 (Taxation), or any undertaking is given by the Issuer in addition to or in substitution for Condition 9 (Taxation), pursuant to the Trust Deed, the Issuer or the relevant Paying Agent shall give notice to the Principal Paying Agent (who shall promptly give notice to the other Paying Agents (if any have been properly appointed at that date)) and the Trustee as soon as it becomes aware of the requirement to make any such withholding or deduction and shall give to the Principal Paying Agent (who shall promptly give notice to the other Paying Agents (if any have been properly appointed at that date)) and the Trustee such information as they shall require to enable each of them to comply with the requirement. In accordance with Condition 9 (Taxation), neither the Issuer nor any Paying Agent shall be under any obligation to make additional payments to Noteholders or Couponholders in respect of any amounts so withheld or deducted.

12.	DUTIES OF THE PRINCIPAL PAYING AGENT IN CONNECTION WITH REDEMPTION FOR TAXATION REASONS

12.1	Notice

If the Issuer decides to redeem all the Notes, for the time being outstanding, under Condition 7(c) (Substitution/Redemption in Whole for Taxation Reasons), it shall give notice of the decision and of the principal amount and Class of the Notes which it has decided to redeem and of the redemption amount to the Principal Paying Agent (who shall promptly give notice to the other Paying Agents (if any have been properly appointed at that date)), the Trustee and the Agent Bank at least 30 days before the relevant redemption date.

12.2	Publication of Notice

The Principal Paying Agent shall promptly and in accordance with the Conditions on behalf, and at the expense, of the Issuer publish the notices required in connection with any such redemption and, without prejudice to the generality of the foregoing, shall, upon receipt of such notice, give notice to the other Paying Agents (if any have been properly appointed at that date), Euroclear, Clearstream and the Custodian of such intention to redeem, specifying the aggregate Principal Amount Outstanding of the relevant Notes to be redeemed and the date on which such Notes are to be redeemed.

13.	PARTIAL OR TOTAL REDEMPTION, PURCHASES AND CANCELLATION OF THE NOTES

If any of the Notes are redeemed (whether in whole or in part) by the Issuer in accordance with the Conditions, the Principal Paying Agent will, whilst the relevant Global Note or, as the case may be, Global Notes are still outstanding, cause the Common Depositary to record all relevant details on the Schedule to the relevant Global Note or, as the case may be, Global Notes. The Principal Paying Agent shall as soon as practicable, and in any event, within one month after the date of any such redemption, furnish upon written request, to each of the Issuer and the Trustee and the other Paying Agents (if any have been properly appointed at that date) a certificate setting out the aggregate principal amount of Notes which have been redeemed. If the Principal Amount Outstanding of any Global Note is reduced to nil, the Principal Paying Agent shall cause the Common Depositary to cancel such Global Note and deliver such cancelled Global Note to the Principal Paying Agent for destruction, whereupon the Principal Paying Agent shall destroy it and issue, upon written request, a destruction certificate to the Issuer, and shall send a copy of such certificate to the Trustee and the other Paying Agents (if any have been properly appointed at that date).

14.	REPLACEMENT OF NOTES, COUPONS AND TALONS

14.1	Provision of Additional Forms

The Issuer shall, at the Principal Paying Agent’s reasonable request, provide additional forms of the Notes, Coupons or Talons duly executed by the Issuer for the purpose of issuing replacement Notes, Coupons or Talons to the Principal Paying Agent.

14.2	Authentication and Delivery

The Principal Paying Agent shall, subject to and in accordance with Condition 16 (Replacement of Notes, Coupons and Talons) and this Clause 14, cause to be authenticated and delivered any replacement Notes, Coupons or Talons which the Issuer may determine to issue in place of Notes, Coupons or Talons which have been lost, stolen, mutilated, defaced or destroyed. The Principal Paying Agent shall give notice of the issue of such replacement Notes forthwith to the Issuer and the Trustee.

14.3	No Issue of Replacement

The Principal Paying Agent shall not issue any replacement Notes, Coupons or Talons unless and until the applicant has:

14.3.1	paid such expenses and costs as may be incurred by the Principal Paying Agent or the Issuer in connection with the replacement;

14.3.2	furnished it with such evidence and indemnity as the Issuer may reasonably require; and

14.3.3	in the case of a mutilated or defaced Note, Coupon or Talon, surrendered it to the Principal Paying Agent.

14.4	Cancellation

The Principal Paying Agent shall cancel mutilated or defaced Notes, Coupons or Talons in respect of which replacement Notes, Coupons or Talons have been issued pursuant to this Clause. Each Paying Agent shall cancel each Definitive Note, Coupon or Talon against surrender of which it has made full payment and shall, in the case of a Paying Agent other than the Principal Paying Agent, deliver each Definitive Note, Coupon or Talon so cancelled by it to, or to the order of, the Principal Paying Agent. The Principal Paying Agent shall furnish the Issuer upon request with a certificate stating that such Notes, Coupons or Talons have been cancelled and shall, unless otherwise requested in writing by the Issuer, destroy such Notes, Coupons or Talons and furnish the Issuer with a destruction certificate and send a copy of such certificate to the Trustee.

14.5	Presentation of a Note, Coupon or Talon for which a Replacement has been Issued

Whenever a Note, Coupon or Talon for which a replacement Note, Coupon or Talon has been issued, and the serial number of which is known, is presented to a Paying Agent for payment, the relevant Paying Agent shall immediately send notice to the Issuer and (if it is not itself the Principal Paying Agent) the Principal Paying Agent.

14.6	Further Coupon Sheets

The Paying Agents shall issue further Coupon sheets against surrender of Talons. A Talon so surrendered shall be cancelled by the relevant Paying Agent, who (except where such Paying Agent is the Principal Paying Agent) shall inform the Principal Paying Agent of its serial number. Further Coupon sheets issued on surrender of Talons shall carry the same serial number as the surrendered Talon.

15.	PUBLICATION OF NOTICES

15.1	On behalf of, and at the written request and expense of, the Issuer (or the Cash Administrator on behalf of the Issuer), the Principal Paying Agent shall cause notice to be provided, as required to be given by the Issuer (or the Cash Administrator on behalf of the Issuer) pursuant to the Conditions.

15.2	Where the Issuer is required under the terms of any Transaction Document to give notice or other information to the Paying Agents, such obligation shall be satisfied by the Issuer (or the Cash Administrator on behalf of the Issuer) giving such notice or information to the Principal Paying Agent, and the Principal Paying Agent shall be bound to pass on such notice or information to the other Paying Agents.

16.	RECORDS AND CERTIFICATES

16.1	Records

The Principal Paying Agent shall (a) keep a full and complete record of all Notes and Coupons (other than serial numbers of Coupons) and of their redemption, purchase and surrender by the Issuer and/or, as the case may be, the Borrower, cancellation or payment (as the case may be) and of the exchange of all Talons and of all replacement Notes or Coupons or Talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes or Coupons or Talons; (b) in respect of the Coupons of each maturity, retain until the expiry of five years from the maturity date of such Coupons either all paid Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid and (c) make such records and Coupons (if any) available to the Trustee at all reasonable times.

16.2	Inspection

The Agents shall hold copies of the Trust Deed, the Issuer Deed of Charge, this Agreement and the other Transaction Documents available for inspection by Noteholders. For this purpose, the Issuer, at its own expense, shall furnish the Agents with sufficient copies of each of the documents.

17.	COMMISSIONS AND EXPENSES

17.1	Commissions

The Issuer shall pay to the Principal Paying Agent such commissions in respect of the services of the Agents under this Agreement calculated at such rate as may be agreed from time to time between the Issuer and the Principal Paying Agent in the fee letter dated on or about the date hereof. The Issuer shall not be concerned with the apportionment of payment among the Agents.

17.2	Fees and Expenses

In addition to the commission referred to in Clause 17.1 (Commissions), the Issuer shall pay to the Principal Paying Agent an amount equal to all expenses (including legal fees and any publication, advertising, communication, courier, postage and other out-of-pocket expenses) properly incurred by the Agents in connection with the negotiation, preparation and execution of this Agreement and their services under this Agreement.

17.3	Prompt Payment to Other Agents

The Principal Paying Agent shall arrange for payment of the commissions due to the other Agents and arrange for the reimbursement of their expenses promptly after receipt of the relevant monies from the Issuer.

17.4	Review

At the request of the Principal Paying Agent, the parties to this Agreement may from time to time during the continuance of this Agreement review the commissions agreed initially pursuant to Clause 17.1 (Commissions) with a view to determining whether the parties can mutually agree upon any changes to the commissions.

18.	INDEMNITY

The Issuer undertakes to indemnify each of the Agents and their directors, officers, employees and controlling persons against all losses, liabilities, costs, claims, actions, damages, expenses or demands which any of them may incur or which may be made against any of them as a result of or in connection with the appointment of, or the exercise of the powers and duties by, any Agent under this Agreement, except as may result from its wilful default, negligence or fraud or that of its directors, officers, employees or controlling persons or any of them, or breach by it of any of the terms of this Agreement. The indemnity contained in this Clause 18 (Indemnity) shall survive the termination or expiry of this Agreement.

19.	REPAYMENT BY PRINCIPAL PAYING AGENT

Sums paid by, or by arrangement with, the Issuer to the Principal Paying Agent pursuant to the terms of this Agreement shall not be required to be repaid to the Issuer unless and until any Definitive Note, or part thereof, or Coupon becomes void under the provisions of Condition 10 (Prescription) but, in that event, the Principal Paying Agent shall forthwith repay to the Issuer sums equivalent to the amounts which would otherwise have been payable in respect of the relevant Definitive Note, or part thereof, or Coupon.

20.	CONDITIONS OF APPOINTMENT

20.1	Entitlement to Deal with Money

Save as provided in Clause 8 (Trustee’s Requirements Regarding Agents) and in Clause 20.3 (Set-Off or Lien), the Principal Paying Agent shall be entitled to deal with money paid to it by the Issuer for the purposes of this Agreement in the same manner as other money paid to a banker by its customers and shall not be liable to account to the Issuer for any interest or other amounts in respect of the money. No money held by any Paying Agent need be segregated except as required by law.

20.2	Agents of the Issuer Only

Save as provided in Clause 8 (Trustee’s Requirements Regarding Agents), in acting under this Agreement and in connection with the Notes and Coupons, the Agents shall act solely as agents of the Issuer and will not assume any obligations towards or relationship of agency or trust for, or with, any of the owners or holders of the Notes or the Coupons.

20.3	Set-Off or Lien

No Paying Agent shall exercise any right of set-off or lien against the Issuer or any holders of Notes or Coupons in respect of any monies payable to, or by, it under the terms of this Agreement.

20.4	Treatment of Holders of Definitive Notes or Coupons as Absolute Owners

Except as ordered by a court of competent jurisdiction, or required by law, each of the Agents shall be entitled to treat any holder of Definitive Notes or, as applicable, Coupons as the absolute owner for all purposes (whether or not the Definitive Note or, as applicable, the Coupon shall be overdue and notwithstanding any notice of ownership or other writing on the Definitive Note or, as applicable, the Coupon and notwithstanding any notice of previous loss or theft of the Definitive Note or, as applicable, the Coupon).

20.5	No Implied Duties or Obligations

The Agents shall be obliged to perform such duties and only such duties as are set out in this Agreement and the Conditions. No implied duties or obligations shall be read into this Agreement or the Conditions against the Agents.

20.6	Consultation with Legal and Other Professional Advisers

Each of the Agents may consult with legal and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of action taken, omitted or suffered under this Agreement in good faith and in accordance with the opinion of such advisers.

20.7	Reliance on Instructions, Requests and Orders

Each of the Agents shall be protected and shall incur no liability for or in respect of action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer, the Trustee or any other Agent, or any Note or Coupon, or any notice, resolution, direction, consent, certificate, affidavit, statement, facsimile, telex or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer or the Trustee.

20.8	Other Capacities

Any of the Agents, their officers, directors, employees or controlling persons may become the owner of, or acquire any interest in, Notes or Coupons with the same rights that it or he would have if the Agent concerned were not appointed under this Agreement, and may engage or be interested in any financial or other transaction with the Issuer and/or the Trustee and/or any of their affiliates, and may act on, or as depositary, Trustee or agent for, any committee or body of Noteholders or Couponholders or other obligations of or shares in the Issuer or its holding company, as freely as if the Agent were not appointed under this Agreement.

20.9	Accruing of Expenses and Liabilities

The Agents shall not be under any obligation to take any action under this Agreement which any of them expects will result in any expense or liability accruing to it, the payment of which within a reasonable time is not, in its opinion, assured to it.

20.10	No liability for Consequential Loss

Under no circumstances will the Agents be liable to the Issuer or any other party to this Agreement for any consequential loss or damage (being loss of business, goodwill, opportunity or profit) even if advised of the possibility of such loss or damage.

21.	COMMUNICATION WITH PAYING AGENTS

A copy of all communications relating to the subject matter of this Agreement between the Issuer or the Trustee and any of the Paying Agents, other than the Principal Paying Agent, shall be sent to the Principal Paying Agent by the Issuer or, as applicable, the Trustee.

22.	TERMINATION OF APPOINTMENT AND APPOINTMENT OF ADDITIONAL OR SUBSTITUTE AGENTS

22.1	Termination and Appointment

The Issuer may, with the prior written approval of the Trustee, terminate the appointment of any Agent at any time and/or appoint additional or other Agents by giving to the Agent whose appointment is concerned and, where appropriate, the Principal Paying Agent, at least 30 days’ prior written notice to that effect provided that so long as any of the Notes are outstanding:

22.1.1	in the case of a Paying Agent, the notice shall not expire less than 10 days before any due date for the payment of interest; and

22.1.2	notice shall be given in accordance with Condition 17 (Notices to Noteholders) at least 10 days before the removal or appointment of an Agent.

22.2	Termination Without Notice

Notwithstanding the provisions of Clause 22.1 (Termination and Appointment), if at any time:

22.2.1	an Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or any substantial part of its property, or if an administrator, liquidator or administrative or other receiver of it or of all or a substantial part of its property is appointed, or it admits in writing its inability to pay or meet its debts as they may mature or suspends payment of its debts, or if an order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a public officer takes charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, administration or liquidation; or

22.2.2	only in the case of the Agent Bank, it fails to determine the Interest Rates and/or Note Interest Amounts and/or Note Payment Date as provided in the Conditions and this Agreement,

the Issuer may with the prior written approval of the Trustee forthwith without notice terminate the appointment of the relevant Agent.

In such event (save with respect to the termination of the appointment of the Agent Bank) notice shall be given to the Noteholders in accordance with Condition 17 (Notices to Noteholders) as soon as is practicable and to the Principal Paying Agent (unless the relevant Agent is the Principal Paying Agent).

22.3	No Compensation

The termination of the appointment of an Agent under this Agreement shall not entitle the Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due or overdue.

22.4	Resignation

All or any of the Agents may resign their respective appointments under this Agreement at any time by giving to the Issuer and, where appropriate, the Principal Paying Agent at least 30 days’ prior written notice to that effect provided that, so long as any of the Notes are outstanding, the notice shall not, in the case of a Paying Agent, expire less than 10 days before any due date for the payment of interest. Following receipt of a notice of resignation from an Agent, the Issuer shall promptly, and in any event not less than 10 days before the resignation takes effect, give notice to the Noteholders in accordance with Condition 17 (Notices to Noteholders). If the Principal Paying Agent shall resign or be removed pursuant to Clause 22.1 (Termination and Appointment) or Clause 22.2 (Termination Without Notice) or in accordance with this Clause 22.4, the Issuer shall promptly, and in any event within 30 days, appoint a successor approved in writing by the Trustee. If the Issuer fails to appoint a successor within such period, the Principal Paying Agent may select a leading bank, with the prior approval in writing of the Trustee, to act as Principal Paying Agent hereunder and the Issuer shall appoint that bank as the successor Principal Paying Agent.

22.5	Termination Not Effective

Notwithstanding the provisions of Clauses 22.1 (Termination and Appointment), 22.2 (Termination Without Notice) and 22.4 (Resignation), so long as any of the Notes are outstanding, the termination of the appointment of an Agent (whether by the Issuer or by the resignation of the Agent) shall not be effective unless upon the expiry of the relevant notice there is:

22.5.1	a Principal Paying Agent;

22.5.2	at least one Paying Agent (which may be the Irish Paying Agent) having specified offices in Ireland or such other place as the Stock Exchange shall approve; and

22.5.3	an Agent Bank.

22.6	Successor Agent

Any successor Agent shall execute and deliver to its predecessor, the Issuer and, where appropriate, the Principal Paying Agent an instrument accepting such appointment under this Agreement. The successor Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of the predecessor with like effect as if originally named as an Agent.

22.7	Delivery and Payment to Successor Agent

If the appointment of an Agent under this Agreement is terminated (whether by the Issuer or by the resignation of the Agent), the Agent shall, on the date on which the termination takes effect, deliver to its successor Agent (or, if none, the Principal Paying Agent), if applicable, all Notes and Coupons surrendered to it but not yet destroyed and all records concerning the Notes and Coupons maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release) and pay to its successor Agent (or, if none, to the Principal Paying Agent) the amounts (if any) held by it in respect of Notes or Coupons which have become due and payable but which have not been presented for payment, but shall have no other duties or responsibilities under this Agreement.

22.8	Change in Specified Office

If any of the Agents shall change its specified office (which may only be effected within the same country or, in the case of the Principal Paying agent, the same city), it shall give to the Issuer, the Trustee and, where appropriate, the other Agents not less than 45 days’ prior written notice to that effect giving the address of the new specified office. As soon as practicable thereafter and in any event at least 30 days before the change, the Principal Paying Agent shall give to the Noteholders on behalf of and at the expense of the Issuer notice of the change and the address of the new specified office in accordance with Condition 17 (Notices to Noteholders).

22.9	Merger, Conversion and Consolidation

A corporation into which any Agent for the time being may be merged or converted or a corporation with which the Agent may be consolidated or a corporation resulting from a merger, conversion or consolidation to which the Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. Notice of any merger, conversion or consolidation shall forthwith be given to the Issuer, the Trustee and, unless such Agent is the Principal Paying Agent, the Principal Paying Agent.

23.	MEETINGS OF NOTEHOLDERS

23.1	Meetings

The provisions of the Fifth Schedule to the Trust Deed shall apply to meetings of the Noteholders and shall have effect in the same manner as if set out in this Agreement.

23.2	Voting Certificates and Block Voting Instructions

Without prejudice to Clause 23.1 (Meetings), each of the Paying Agents shall, on the request of any Noteholder, issue voting certificates and block voting instructions together, if so required by the Trustee with proof satisfactory to the Trustee, of their due execution on behalf of the Paying Agent under the provisions of the Fifth Schedule to the Trust Deed and shall forthwith give notice to the Issuer and the Trustee under the Fifth Schedule to the Trust Deed of any revocation or amendment of a voting certificate or block voting instruction. Each Paying Agent shall keep a full and complete record of all voting certificates and block voting instructions issued by it and shall, not less than 24 hours before the time appointed for holding any meeting or adjourned meeting, deposit at such place as the Trustee shall designate or approve full particulars of all voting certificates and block voting instructions issued by it in respect of any meeting or adjourned meeting.

24.	ASSIGNMENT

24.1	Issuer

The Issuer shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder, except that the Issuer may assign the benefit of its rights hereunder to the Trustee pursuant to the Issuer Deed of Charge.

24.2	Trustee

The Trustee may assign its rights hereunder to any successor Trustee or Trustees under the Trust Deed.

25.	STAMP, REGISTRATION AND DOCUMENTARY TAXES

The Issuer agrees to pay any and all stamp, registration and other documentary taxes or duties (including any interest and penalties thereon or in connection therewith) which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement.

26.	EXECUTION

The parties to this Agreement have executed this Agreement on the date stated at the beginning of this Agreement.

EXECUTION PAGE

The Issuer:

SELF-STORAGE SECURITISATION B.V.

By:	/s/ M. Sibbing (Attorney)

The Trustee:

CITICORP TRUSTEE COMPANY LIMITED

By:	/s/ Viola Japaul (Director)

The Principal Paying Agent and Agent Bank:

CITIBANK, N.A.

By:	/s/ Viola Japaul (Director-Agency and Trust)

The Irish Paying Agent:

CITIBANK INTERNATIONAL PLC

By:	/s/ Viola Japaul (Authorised Signatory)